Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

Christian Pittard, Principal Executive Officer, and Andrea Melia, Principal Financial Officer, of Aberdeen Asia-Pacific Income Fund, Inc. (the “Registrant”), a Maryland corporation, each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2014 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER Aberdeen Asia-Pacific Income Fund, Inc.	PRINCIPAL FINANCIAL OFFICER Aberdeen Asia-Pacific Income Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: June 26, 2014	Date: June 26, 2014